UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported)     October 2, 2006
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                         Dynasil Corporation of America
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             (Exact name of registrant as specified in its charter)

     New Jersey                                   22-1734088
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(State or other                                 (IRS Employer
jurisdiction of incorporation)                 Identification No.)


                 385 Cooper Road, West Berlin, New Jersey, 08091
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                    (Address of principal executive offices)


                                 (856)-767-4600
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              (Registrant's telephone number, including area code)

                                 Not Applicable
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          (Former name or former address, if changed since last report)




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ITEM 1.01. ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

      On October 2, 2006, Dynasil Corporation of America, a New Jersey corporation ("Dynasil") consummated the previously announced acquisition of all of the outstanding shares of capital stock of Evaporated Metal Films Corp., a New York corporation ("EMF"), from Ms. Megan Shay for a purchase price of $1,100,000. In conjunction with that transaction and on the same day, EMF entered into Mortgage Note and Line of Credit Note borrowing transactions with Tompkins Trust Company ("TTC") which were guaranteed by Dynasil. The guaranteed loans include (a) a $1,050,000 principal amount commercial mortgage (the "mortgage") and (b) a $215,000.00 principal amount line of credit facility (the "line of credit"). Proceeds of the mortgage were used to pay for the acquisition of EMF and for working capital purposes. Proceeds of the line of credit will be used for general corporate purposes. The applicable borrowing documents were entered into at arms-length between EMF and Dynasil, on the one hand, and TTC, on the other hand, on commercial lending terms and conditions, including acceleration rights, events of default, TTC's rights and remedies and similar provisions that Dynasil believes are customary for commercial loans of this sort. In connection with the loan transactions EMF and Dynasil executed and delivered to TTC customary forms of notes, mortgage, security agreement, assignment of leases and rents, and similar documents.

      The mortgage provides for repayment over a 20 year period at a fixed annual interest rate of 7.80% for the first 5 years, reset to a fixed annual interest rate of 2.80 percentage points over the rate of Federal Home Loan Bank of New York Advance Rate for five-year maturities at five year intervals. The term loan is secured by a first mortgage on EMF's real estate, equipment, and fixtures, as well as Dynasil's guarantee.

      The line of credit has a term running until December 22, 2010 and carries an annual interest rate of one-half percent over the Wall Street Journal Prime Rate of interest, which is adjusted monthly. It is secured by EMF's real estate, equipment and fixtures, as well as Dynasil's guarantee.

      The information set forth under Items 2.01 and 3.02 is incorporated by reference thereto.

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ITEM 2.01. COMPLETION OF ACQUISITION

The information set forth under Items1.01 and 3.02 is incorporated herein by reference.

      In accordance with the previously announced execution and delivery of a definitive stock purchase agreement, Dynasil acquired all the outstanding capital EMF on October 2, 2006. EMF provides optical thin-film coatings for a broad range of application markets including display systems, optical instruments, satellite communications and lighting. EMF's products and services are sold to optics markets that are related to those currently served by Dynasil and its Optometrics Corporation subsidiary ("Optometrics"). Dynasil purchased 100% of EMF's stock from its current owner and CEO, Ms. Megan Shay, for the payment of $1.1 million in cash at closing. Ms. Shay had no previous relationship with Dynasil, its affiliates or directors other than through EMF as an independent third party purchaser of fused silica parts from, and provider of optical coatings to, Dynasil. As part of the acquisition transaction, Ms. Shay entered into a one year employment agreement which may be extended on mutual agreement for an additional six months. Copies of the form of Stock Purchase Agreement and Megan Shay's employment agreement were attached to the Form 8-K filing dated August 22, 2006. The acquisition was funded by (a) the proceeds of a private placement by Dynasil of 700,000 shares of a new Series B Preferred Stock at a sale price of $1.00 per share to existing and new shareholders and
(b) the loans described under Item 1.01 above. Mr. Craig T. Dunham, Dynasil President and CEO, purchased 173,500 shares of the new series of preferred stock for an aggregate purchase price of $173,500. Ms. Shay purchased 60,000 shares for an aggregate purchase price of $60,000 and Mr. James Saltzman, Dynasil's Chairman, purchased 15,000 shares for an aggregate purchase price of $15,000. A copy of the press release is attached as Exhibit 99 to this Report on Form 8-K.

Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth under Items1.01 and 2.01 is incorporated herein by reference.

On October 2, 2006, Dynasil sold 700,000 shares of a Series B 10% Cumulative Convertible Preferred Stock in a private placement. The stock was sold at a price of $1.00 per share. No underwriting discounts or commissions were paid in connection with the sale. The securities were offered and sold only to accredited investors within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the "Act"), in a transaction conducted pursuant to section 4(2) of the Act and Regulation D thereunder. Each share of preferred stock carries a 10% per annum dividend and is convertible to 1.33 shares of common stock at any time by the holders, subject to adjustment for certain subsequent sales of common stock or securities convertible into or exchangeable for common stock, and is callable after two years by Dynasil at a redemption price of $1.00 per share. As set forth under Item 2.01 above, the proceeds of the preferred stock sale were used to acquire the stock of EMF.


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ITEM 9. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

     10.16 Loan documents for loan entered into with Tompkins Trust Company on October 2, 2006 by Evaporated Metals Film Corporation and guaranteed by Dynasil Corporation of America.

     99.1 Dynasil Corporation of America press release dated October 2, 2006.





                              SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         DYNASIL CORPORATION OF AMERICA

Date:     October 6, 2006             By: /s/ Craig Dunham
                                          ----------------------------------
                                          Craig Dunham
                                          President and Chief Executive Officer



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                             EXHIBIT INDEX

10.16 Loan documents for loan entered into with Tompkins Trust Company ("TTC") on October 2, 2006 by Evaporated Metals Film Corp. and guaranteed by Dynasil Corporation of America.

99.1 Press release, dated March 9, 2005, issued by Dynasil Corporation of America announcing its acquisition of EMF Corporation.

Exhibit 99.1
                            Contact:
                            Craig Dunham
                            Dynasil Corporation of America
                            Phone: (856) 767-4600
                            Email: cdunham@Dynasil.com